Exhibit 99.1

BWAY Holding Company Announces End of “Go-Shop” Period

ATLANTA, Apr. 29 /PRNewswire-FirstCall/ — BWAY Holding Company (NYSE: BWY) (the “Company”), a leading North American supplier of general line rigid containers, today announced that the “go-shop” period during which the Company can solicit alternative proposals to its proposed acquisition by a company organized by Madison Dearborn Partners, LLC (“MDP”) has expired. During the go-shop period, the Company was permitted under terms of the merger agreement to initiate, solicit and enter into and maintain discussions or negotiations regarding competing takeover proposals.

During the go-shop period, Goldman, Sachs & Co. (“Goldman Sachs”), the Company’s financial advisor, contacted 35 potential transaction partners at the request and on behalf of the Company, including strategic parties and financial sponsor firms. Of the 35 parties contacted, five entered into confidentiality agreements and reviewed nonpublic information regarding the Company. Despite this solicitation of interest, none of the contacted parties submitted a written acquisition proposal with respect to the Company. Accordingly, the Company has delivered a notice to MDP pursuant to the merger agreement indicating there are no Exempted Persons as defined in the merger agreement.

The Company is continuing to work with MDP to complete the acquisition in a timely manner, subject to satisfaction of the closing conditions set forth in the merger agreement.

About BWAY Holding Company

BWAY Holding Company is a leading North American supplier of general line rigid containers. The Company operates 20 plants (excluding announced plant closures) throughout the United States and Canada serving industry leading customers on a national basis.

About Madison Dearborn Partners LLC

Madison Dearborn Partners, LLC, based in Chicago, is one of the most experienced and successful private equity investment firms in the United States. MDP has raised over $18 billion of capital since its formation in 1992 and has invested in more than 100 companies. MDP invests in businesses across a broad spectrum of industries, including basic industries, communications, consumer, energy and power, financial services, and health care. For more information, please visit the MDP website at www.mdcp.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. You should not place reliance on these statements. Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. These statements are based on certain assumptions that management has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors management believes are appropriate in these circumstances. As you read and consider this document, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors could affect the Company’s actual financial results and could cause actual results to differ materially from those expressed in the forward-looking statements. Some important factors include competitive risk from other container manufacturers or self-manufacture by customers, termination of customer contracts, loss or reduction of business from key customers, dependence on key personnel, changes in steel, resin, other raw material and energy costs or availability, product liability or product recall costs, lead pigment and lead paint litigation, increased consolidation in end markets, consolidation of key suppliers, contractions in end markets, increased use of alternative packaging, labor unrest, environmental, health and safety costs, management’s inability to evaluate and selectively pursue acquisitions, fluctuation of quarterly operating results, an increase in interest rates, restrictions in debt agreements, fluctuations of the Canadian dollar, and the other factors discussed in the Company’s filings with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this document might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information About the Transaction

This statement may be deemed to be solicitation material in respect of the proposed merger transaction. In connection with the proposed merger transaction, on April 13, 2010 BWAY filed with the SEC a preliminary proxy statement on Schedule 14A. In addition, BWAY will file with, or furnish to, the SEC all relevant materials, including a definitive proxy statement on Schedule 14A. INVESTORS AND SECURITY HOLDERS OF BWAY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC, INCLUDING BWAY’S PRELIMINARY PROXY STATEMENT AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement (when available) will be mailed to shareholders of BWAY. Investors and security holders will be able to obtain a copy of the preliminary proxy statement, definitive proxy statement and other documents filed by BWAY free of charge from the SEC’s website, www.sec.gov. BWAY’s shareholders will also be able to obtain, without charge, a copy of the preliminary proxy statement, definitive proxy statement (when available) and other relevant documents by directing a request by mail or telephone to Jeff O’Connell, BWAY Holding Company, 8607 Roberts Drive, Suite 250, Atlanta, GA 30350, telephone: 770-645-4800, or from BWAY’s website, www.bwaycorp.com.

BWAY and its directors and executive officers are deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Additional information regarding the interests of such participants is included in the preliminary proxy statement and will be included in the definitive proxy statement when it becomes available.

Contact:

Jeffrey M. O’Connell, +1-770-645-4800